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                                                                    Exhibit 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61704) pertaining to the Coal Company Salary Deferral and Profit Sharing Plan of A.T. Massey Coal Company Inc. (a wholly owned subsidiary of Massey Energy Company) of our report dated June 24, 2002, with respect to the financial statements and schedule of A.T. Massey Coal Company Inc.'s Coal Company Salary Deferral and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                                           /s/ Ernst & Young LLP



Richmond, Virginia
June 24, 2002